As filed with the Securities and Exchange Commission on January 3, 2012

                                                     Registration No. 333-172989
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM S-1/A
                                 AMENDMENT NO. 3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              MONTE RESOURCES INC.
             (Exact name of Registrant as Specified in its Charter)

           NEVADA                                1000                        APPLIED FOR
(State or other jurisdiction of      (Primary Standard Industrial          (IRS Employer
incorporation or organization)        Classification Code Number)        Identification No.)

                                1002 Ermine Court
                           South Lake Tahoe, CA 96150
                             Telephone 530-577-4141
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive Offices)

                          Corporate Services of Nevada
                            502 North Division Street
                           Carson City, Nevada, 89703
                             Telephone 775-684-5708
  (Name, address, including zip code, and telephone number, including area code of Agent for Service

                         Copies of all communication to:

                               Frederick C. Bauman
                               Rosenfeld & Rinato
                         9029 S. Pecos Road, Suite 2800
                               Henderson, NV 89074
                               Tel: (702) 386-8637
                               Fax: (702) 385-3025

Approximate date of commencement of proposed sale to the public: As soon as declared effective

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]                        Accelerated filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE

========================================================================================================
    Title of Each                             Proposed Maximum     Proposed Maximum
 Class of Securities       Amount to be       Offering Price      Aggregate Offering        Amount of
   To be Registered         Registered         Per Share(1)            Price(1)         Registration Fee
--------------------------------------------------------------------------------------------------------
Common Stock, $.001
 par value(2)               7,000,000             $0.001                $7,000               $0.81*
--------------------------------------------------------------------------------------------------------
Total Registration Fee                                                  $7,000               $0.81*
========================================================================================================

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended. Includes stock to be sold by the selling stockholder.
(2) The shares of common stock being registered hereunder are being registered for resale by a certain selling stockholder named in the prospectus.
*    Estimate amount

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                      DEALER PROSPECTUS DELIVERY OBLIGATION


Until January 27, 2012, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                 SUBJECT TO COMPLETION, DATED DECEMBER 30, 2011


                                   PROSPECTUS

                              MONTE RESOURCES INC.

                        7,000,000 SHARES OF COMMON STOCK

The selling stockholder named in this prospectus, namely Edwin Morrow, our sole executive officer and director, is offering 7,000,000 shares of common stock of Monte Resources Inc. at a fixed price of $0.001 per common share for the duration of the offering. Mr. Morrow currently holds 100% of our common stock. The Company will not receive any of the proceeds from the sale of these shares. The shares were acquired by the selling stockholder directly from us in a private offering of our common stock that was exempt from registration under the securities laws. The selling stockholder has set an offering price for these securities of par value $0.001 per common share and an offering period of 28 days from the date of this prospectus. This is a fixed price for the duration of the offering. The Selling stockholder is an underwriter, within the meaning of
Section 2(11) of the Securities Act. Any broker-dealers or agents that participate in the sale of the common stock or interests therein are also be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit earned on any resale of the shares may be underwriting discounts and commissions under the Securities Act. The Selling stockholder, who is an "underwriter" within the meaning of Section 2(11) of the Securities Act, is subject to the prospectus delivery requirements of the Securities Act. See "Security Ownership of Certain Beneficial Owners" for more information about the selling stockholder. Please note that this registration statement covers the sale of 45% of the Company's outstanding securities. All of the outstanding shares are currently held by the selling shareholder, Mr. Morrow, the Company's sole director, officer, stockholder, and promoter, and these shares were obtained after our date of inception of April 19, 2010.

Our common stock is presently not traded on any market or securities exchange. The offering price at a par value $0.001 per common share may not reflect the market price of our shares after the offering.

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. PLEASE REFER TO "RISK FACTORS" ON PAGE 6 OF THIS PROSPECTUS FOR DETAILS REGARDING THE RISKS RELATED TO OUR FINANCIAL CONDITION AND BUSINESS MODEL AS WELL AS RISKS GENERALLY ASSOCIATED WITH THE MINING EXPLORATION INDUSTRY.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Proceeds to the selling stockholder do not include offering costs, including filing fees, printing costs, legal fees, accounting fees, and transfer agent fees estimated at $6,240.39 The Company will pay these expenses.


                   This Prospectus is dated December 30, 2011.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

PROSPECTUS SUMMARY                                                            3

RISK FACTORS                                                                  6

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS                            12

USE OF PROCEEDS                                                              12

DETERMINATION OF OFFERING PRICE                                              13

DILUTION                                                                     13

SELLING SECURITY HOLDER                                                      13

PLAN OF DISTRIBUTION                                                         14

DESCRIPTION OF SECURITIES TO BE REGISTERED                                   16

INTERESTS OF NAMED EXPERTS AND COUNSEL                                       16

INFORMATION WITH RESPECT TO THE REGISTRANT                                   17

DESCRIPTION OF BUSINESS                                                      17

MANAGEMENTS DISCUSSION AND ANALYSIS                                          24

DIRECTORS AND EXECUTIVE OFFICERS                                             26

EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE                              28

FINANCIAL STATEMENTS                                                        F-1

SUMMARY INFORMATION

The following summary highlights some of the information in this prospectus. It may not contain all of the information that is important to you. To understand this offering fully, it is important that you read the entire prospectus carefully, including the "RISK FACTORS" and our financial statements and the notes accompanying the financial statements that appear elsewhere in this prospectus. Unless otherwise specifically noted, the terms "Company," "we," "us" or "our" refers to Monte Resources Inc.

CORPORATE BACKGROUND AND INFORMATION

                              MONTE RESOURCES INC.

Monte Resources Inc., was organized under the laws of the State of Nevada on April 19, 2010 to explore mineral properties in North America.

Monte Resources Inc. is engaged in the exploration for molybdenite and other minerals. The Company has acquired sixteen (16) claim units located about three
(3) kilometers southwest of the town of Westwold, British Columbia, Canada. The total claim area is approximately 617 hectares. We refer to these mining claims as the Monte Property.

We are an exploration stage company and we have not realized any revenues to date. We do not have sufficient capital to enable us to commence and complete our exploration program. We will require financing in order to conduct the exploration program described in the section entitled, "Business of the Issuer." Our auditors have issued a going concern opinion, raising substantial doubt about Monte's financial prospects and the Company's ability to continue as a going concern. We require an estimated total of $334,925 to implement the three phases of our business plan. We currently have not implemented our business plan.

We are not a "blank check company," as we do not intend to participate in a reverse acquisition or merger transaction. Securities laws define a "blank check company" as a pre-exploration stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person.


With its current assets, the Company can remain operational through 2011 if it does not complete Phase 1 of its program and only pays the government fees to keep the claims valid. However, the Company plans to raise the capital necessary to fund our business through a private placement and public offering of our common stock. The Company intends to work directly with private placees once this registration statement is declared effective. The Company anticipates that they will have either a private placement or additional funding from its founder by Spring 2012 in order to conducts its operations. The founder of the company, Mr Morrow, is under no obligation to provide any funding to the company.


Our offices are located at 1002 Ermine Court, South Lake Tahoe, CA 96158 USA. Our telephone number is 530-721-1584.

THE OFFERING

Securities offered                   7,000,000 shares of common stock

Selling stockholder                  Edwin Morrow

Offering price                       $0.001 per share

Shares outstanding prior to the
offering                             14,750,000 shares of common stock

Shares to be outstanding after
the offering                         14,750,000 shares of common stock

Use of proceeds                      The Company will not receive any proceeds
                                     from the sale of the common stock by the selling stockholder.

SUMMARY FINANCIAL INFORMATION

The following tables set forth the summary financial information for the Company. You should read this information together with the financial statements and the notes thereto appearing elsewhere in this prospectus and the information under "Plan of Operation."

CONSOLIDATED STATEMENTS OF INCOME

                                                                 Period From
                                           Nine Months            Inception
                                              Ended           April 19, 2010 to
                                         August 31, 2011      November 30, 2010
                                         ---------------      -----------------

Revenues                                  $          0           $          0
Operating expenses                        $      3,847           $      9,641
Net loss from operations                  $     (3,847)          $     (9,641)
Loss per share - basic and diluted        $     (0.000)          $     (0.000)
Weighted average shares outstanding         14,750,000              1,912,111
basic and diluted


BALANCE SHEET DATA
                                                At                   At
                                         August 31, 2011      November 30, 2010
                                         ---------------      -----------------

Cash and cash equivalents                 $      2,209           $      5,109
Total current assets                      $      2,209           $      5,109
Total assets                              $      2,209           $      5,109
Total liabilities                         $        947           $          0
Common stock                              $     14,750           $     14,750
Deficit accumulated during
pre-exploration period                    $    (13,488)          $     (9,641)
Total stockholders' equity                $      1,262           $      5,109

RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to the other information contained in this registration statement, prospective purchasers of the securities offered hereby should consider carefully the following factors in evaluating the Company and its business.

The securities we are offering through this registration statement are speculative by nature and involve an extremely high degree of risk and should be purchased only by persons who can afford to lose their entire investment. We also caution prospective investors that the following risk factors could cause our actual future operating results to differ materially from those expressed in any forward looking statements, oral, written, made by or on behalf of us. In assessing these risks, we suggest that you also refer to other information contained in this registration statement, including our financial statements and related notes.

RISKS RELATED TO OUR COMPANY AND OUR INDUSTRY

THE COMPANY HAS NEVER EARNED A PROFIT AND WE ARE CURRENTLY OPERATING UNDER A NET LOSS. THERE IS NO GUARANTEE THAT WE WILL EVER EARN A PROFIT.

From our inception on April 19, 2010 to August 31, 2011 the Company has not generated any revenue. Rather, the Company incurred a net loss of $13,488 from inception through August 31, 2011. The Company does not currently have any revenue producing operations. The Company is not currently operating profitably, and it should be anticipated that it will operate at a loss at least until such time when the production stage is achieved, if production is, in fact, ever achieved.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

We will need to obtain additional financing in order to complete our business plan. We currently do not have any operations and we have no income. We are an exploration stage company and we have not realized any revenues to date. We do not have sufficient capital to enable us to commence and complete our exploration program and based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for at least the next twelve months. We will require financing in order to conduct the exploration program described in the section entitled, "Business of the Issuer." We need to raise $29,925 to complete the first phase of our exploration program and $334,935 to complete all three phases of our program. We do not have any arrangements for financing and we may not be able to find such financing if required. We will need to obtain additional financing to operate our business for the next twelve months, and if we do not our business will fail. We will raise the capital necessary to fund our business through a Prospectus and public offering of our common stock. Obtaining additional financing would be subject to a number of factors, including investor acceptance of mineral claims and investor sentiment. These factors may adversely affect the timing, amount, terms, or conditions of any financing that we may obtain or make any additional financing unavailable to us.

OUR COMPANY WAS RECENTLY FORMED, AND WE HAVE NOT PROVEN THAT WE CAN GENERATE A PROFIT. IF WE FAIL TO GENERATE INCOME AND ACHIEVE PROFITABILITY AN INVESTMENT IN OUR SECURITIES MAY BE WORTHLESS.

We have no operating history and have not proved we can operate successfully. We face all of the risks inherent in a new business. If we fail, your investment in our common stock will become worthless. From inception of April 19, 2010 to the unaudited period ended on August 31, 2011, we incurred a net loss of $13,488 and did not earn any revenue. The Company does not currently have any revenue producing operations.

WE HAVE NO OPERATING HISTORY. THERE CAN BE NO ASSURANCE THAT WE WILL BE SUCCESSFUL IN OUR MINERAL EXPLORATION ACTIVITIES.

The Company has no history of operations. As a result of our brief operating history, there can be no assurance that that we will be successful exploring for molybdenite or other minerals. Our future performance will depend upon our management and its ability to locate and negotiate additional exploration opportunities in which we can participate. There can be no assurance that we will be successful in these efforts. Our inability to locate additional opportunities, to hire additional management and other personnel, or to enhance our management systems, could have a material adverse effect on our results of operations. There can be no assurance that the Company's operations will be profitable.

WE ARE CONTROLLED BY MR. EDWIN G. MORROW, OUR SOLE EXECUTIVE OFFICER AND DIRECTOR, AND, AS SUCH, YOU MAY HAVE NO EFFECTIVE VOICE IN OUR MANAGEMENT.

Upon the completion of this offering, Mr. Edwin G. Morrow, our sole Executive Officer Director, will beneficially own approximately 52.5% of our issued and outstanding common stock. Mr. Morrow will exercise control over all matters requiring stockholder approval, including the possible election of additional directors and approval of significant corporate transactions. If you purchase shares of our common stock, you may have no effective voice in our management.

WE ARE SOLELY GOVERNED BY MR. EDWIN G. MORROW, OUR SOLE EXECUTIVE OFFICER AND DIRECTOR, AND, AS SUCH, THERE MAY BE SIGNIFICANT RISK TO THE COMPANY OF A CONFLICT OF INTEREST.

Mr. Edwin G. Morrow, our sole Executive Officer and Director, makes decisions such as the approval of related party transactions, the compensation of Executive Officers, and the oversight of the accounting function. There will be no segregation of executive duties and there may not be effective disclosure and accounting controls to comply with applicable laws and regulations, which could result in fines, penalties and assessments against us. Accordingly, the inherent controls that arise from the segregation of executive duties may not prevail. In addition, Mr. Morrow will exercise full control over all matters that typically require the approval of a Board of Directors. Mr. Morrow's actions are not subject to the review and approval of a Board of Directors and, as such, there may be significant risk to the Company of a conflict of interest.

Our sole Executive Officer and Director exercises control over all matters requiring stockholder approval including the election of Directors and the approval of significant corporate transactions. Insofar as Mr. Edwin G. Morrow makes all decisions as to which projects the Company undertakes, there is a risk of a conflict of interest arising between the duties of Mr. Morrow in his role as our sole Executive Officer and his own personal financial and business interests in other business ventures distinct and separate from the interests of the Company. His personal interests may not, during the ordinary course of business, coincide with the interests of the stockholders and, in the absence of the effective segregation of such duties, there is a risk of a conflict of interest. We have not voluntarily implemented various corporate governance measures. As such, stockholders have limited protections against the transactions implemented by Mr. Morrow, conflicts of interest and similar matters.

We have not adopted corporate governance measures such as an audit or other independent committees as we presently only have one independent director. Stockholders should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Specifically, Mr. Morrow is presently involved in the management of two companies - Liberty Coal Energy Corp. and Siga Resources Inc. Any duties performed for these two companies may conflict with the interest and needs of Monte Resources Inc. For example if Mr. Morrow seeks funding for his companies there may be a conflict in favoring one of his other companies as a source of funds instead of Monte Resources Inc. It should be noted however, that Monte Resources is primarily a molybdenum property, and the other two companies are engaged in coal and gold exploration respectively.

BECAUSE EDWIN G. MORROW, OUR SOLE EXECUTIVE OFFICER AND DIRECTOR, HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, WHICH MAY CAUSE OUR BUSINESS TO FAIL.

It is possible that the demands on Mr. Edwin G. Morrow, our sole Executive Officer and Director, from other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. Mr. Morrow will devote fewer than 12-15 hours per month or 3-4 per week to the affairs of the Company. In addition, Mr. Morrow may not possess sufficient time to manage our business if the demands of managing our business increased substantially.

THE IMPRECISION OF MINERAL DEPOSIT ESTIMATES MAY PROVE ANY RESOURCE CALCULATIONS THAT WE MAKE TO BE UNRELIABLE.

Mineral deposit estimates and related databases are expressions of judgment based on knowledge, mining experience, and analysis of drilling results and industry practices. Valid estimates made at a given time may significantly change when new information becomes available. By their nature, mineral deposit estimates are imprecise and depend upon statistical inferences, which may ultimately prove unreliable. Mineral deposit estimates included here, if any, have not been adjusted in consideration of these risks and, therefore, no assurances can be given that any mineral deposit estimate will ultimately be reclassified as reserves. If the Company's exploration program locates a mineral deposit, there can be no assurances that any of such deposits will ever be classified as reserves.

MR. EDWIN MORROW HAS NOT PHYSICALLY INSPECTED THE SUBJECT PROPERTY AND DOES NOT HAVE CURRENT PLANS TO VISIT THE PROPERTY.

Mr. Morrow has not visited the property, but has relied on property reports and other consultants who are knowledgeable with the property. With respect to the further exploration of the property, Mr. Morrow does not have any current plans to visit the property but instead intends to hire various professionals and consultants to further explore the property as this work is required. As the Company will rely on third parties, the costs of exploration may be higher than if the Company and its employees engaged in the work themselves. By not visiting the property directly, Mr. Morrow will be unable to personally verify the information and results that are presented by third parties.

WE ARE SENSITIVE TO FLUCTUATIONS IN THE PRICE OF MOLYBDENITE, WHICH IS BEYOND OUR CONTROL. THE PRICE OF MOLYBDENITE IS VOLATILE AND PRICE CHANGES ARE BEYOND OUR CONTROL.

The price of molybdenite and other minerals can fluctuate. The prices of molybdenite and other minerals have been and will continue to be affected by numerous factors beyond the Company's control. Factors that affect the price of molybdenite include the demand from consumers for products that use molybdenite, economic conditions, over supply from secondary sources and costs of production. Price volatility and downward price pressure, which can lead to lower prices, could have a material adverse effect on the costs or the viability of our projects.

MINERAL EXPLORATION AND PROSPECTING IS A HIGHLY COMPETITIVE AND SPECULATIVE BUSINESS AND WE MAY NOT BE SUCCESSFUL IN SEEKING AVAILABLE OPPORTUNITIES.

The process of mineral exploration and prospecting is a highly competitive and speculative business. Individuals are not subject to onerous accreditation and licensing requirements prior to beginning mineral exploration and prospecting activities. As such, the company, in seeking available opportunities, will compete with a numerous individuals and companies, including established, multi-national companies that have more experience and resources than the Company. The exact number of active competitors at any one time is heavily dependant on current economic conditions; however, statistics provided by the AEBC (The Association for Mineral Exploration, British Columbia), state that approximately 1000 mining companies operate in BC. Each one of these companies can be considered to be in competition with our company for mineral resources in British Columbia. Moreover, the Government of Canada at, http://mmsd1.mms.nrcan.gc.ca/mmsd/exploration/default_e.asp, reports that in 2006, CDN $140.6 billion was spent in mineral exploration activities in British Columbia.

Because we may not have the financial and managerial resources to compete with other companies, we may not be successful in our efforts to acquire projects of value, which may, ultimately, become productive. However, while we compete with other exploration companies for the rights to explore other claims, there is no competition for the exploration or removal of mineral from our claims from other companies, as we have no agreements or obligations that limit our right to explore or remove minerals from our claims.

COMPLIANCE WITH ENVIRONMENTAL CONSIDERATIONS AND PERMITTING COULD HAVE A MATERIAL ADVERSE EFFECT ON THE COSTS OR THE VIABILITY OF OUR PROJECTS. THE HISTORICAL TREND TOWARD STRICTER ENVIRONMENTAL REGULATION MAY CONTINUE, AND, AS SUCH, REPRESENTS AN UNKNOWN FACTOR IN OUR PLANNING PROCESSES.

All mining is regulated by the government agencies at the Federal and Provincial levels of government in Canada. Compliance with such regulation has a material effect on the economics of our operations and the timing of project development. Our primary regulatory costs have been related to obtaining licenses and permits from government agencies before the commencement of mining activities. An environmental impact study that must be obtained on each property in order to obtain governmental approval to mine on the properties is also a part of the overall operating costs of a mining company.

The possibility of more stringent regulations exists in the areas of worker health and safety, the dispositions of wastes, the decommissioning and reclamation of mining and milling sites and other environmental matters, each of which could have an adverse material effect on the costs or the viability of a particular project. Compliance with environmental considerations and permitting could have a material adverse effect on the costs or the viability of our projects.

MINING AND EXPLORATION ACTIVITIES ARE SUBJECT TO EXTENSIVE REGULATION BY FEDERAL AND PROVINCIAL GOVERNMENTS IN CANADA. ANY FUTURE CHANGES IN GOVERNMENTS, REGULATIONS AND POLICIES, COULD ADVERSELY AFFECT THE COMPANY'S RESULTS OF OPERATIONS FOR A PARTICULAR PERIOD AND ITS LONG-TERM BUSINESS PROSPECTS.

Mining and exploration activities are subject to extensive regulation by government. Such regulation relates to production, development, exploration, exports, taxes and royalties, labor standards, occupational health, waste disposal, protection and remediation of the environment, mine and mill reclamation, mine and mill safety, toxic substances and other matters. Compliance with such laws and regulations has increased the costs of exploring, drilling, developing, constructing, operating mines and other facilities. Furthermore, future changes in governments, regulations and policies, could adversely affect the Company's results of operations in a particular period and its long-term business prospects.

The development of mines and related facilities is contingent upon governmental approvals, which are complex and time consuming to obtain and which, depending upon the location of the project, involve various governmental agencies. The duration and success of such approvals are subject to many variables outside the Company's control.

RISKS RELATED TO OUR FINANCIAL CONDITION AND BUSINESS MODEL

THE COMPANY HAS NOT PAID ANY CASH DIVIDENDS ON ITS SHARES OF COMMON STOCK AND DOES NOT ANTICIPATE PAYING ANY SUCH DIVIDENDS IN THE FORESEEABLE FUTURE. ACCORDINGLY, INVESTORS WILL ONLY SEE A RETURN ON THEIR INVESTMENTS IF THE VALUE OF THE SHARES APPRECIATES.

Payment of future dividends, if any, will depend on earnings and capital requirements of the Company, the Company's debt facilities and other factors considered appropriate by the Company's Board of Directors. To date, the Company has not paid any cash dividends on the Company's Common Stock and does not anticipate paying any such dividends in the foreseeable future. Accordingly, investors will only see a return on their investments if the value of the Company's shares appreciates.

IF WE DO NOT CONDUCT MINERAL EXPLORATION ON OUR MINERAL CLAIMS AND KEEP THE CLAIMS IN GOOD STANDING, THEN OUR RIGHT TO THE MINERAL CLAIMS WILL LAPSE AND WE WILL LOSE EVERYTHING THAT WE HAVE INVESTED AND EXPENDED TOWARDS THESE CLAIMS.

We must complete mineral exploration work on our mineral claims and keep the claims in good standing. If we do not fulfill our work commitment requirements on our claims or pay the fee to keep the claims in good standing, then our right to the claims will lapse and we will lose all interest that we have in these mineral claims. We are obligated to pay $2,468.65 in lieu of work to the British Columbia Provincial government on an annual basis to keep our claims in good standing.

BECAUSE OF OUR LIMITED RESOURCES AND THE SPECULATIVE NATURE OF OUR BUSINESS, THERE IS A SUBSTANTIAL DOUBT AS TO OUR ABILITY TO OPERATE AS A GOING CONCERN.

The report of our independent auditors, on our audited financial statements for the audited period ended November 30, 2010 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Our continued operations are dependent on our ability to obtain financing and upon our ability to achieve future profitable operations from the development of our mineral properties. If we are not able to continue as a going concern, it is likely investors will lose their investment.

RISKS RELATED TO THIS OFFERING AND OUR STOCK

WE WILL NEED TO RAISE ADDITIONAL CAPITAL, IN ADDITION TO THE FINANCING AS REPORTED IN THIS REGISTRATION STATEMENT. IN SO DOING, WE WILL FURTHER DILUTE THE TOTAL NUMBER OF SHARES ISSUED AND OUTSTANDING. THERE CAN BE NO ASSURANCE THAT THIS ADDITIONAL CAPITAL WILL BE AVAILABLE OR ACCESSIBLE BY US.

Monte Resources Inc. will need to raise additional capital, in addition to the financing as reported in this registration statement, by issuing additional shares of common stock and will, thereby, increase the number of common shares outstanding. There can be no assurance that this additional capital will be available to meet these continuing exploration and development costs or, if the capital is available, that it will be available on terms acceptable to the Company. If the Company is unable to obtain financing in the amounts and on terms deemed acceptable, the business and future success of the Company will almost certainly be adversely affected. If we are able to raise additional capital, we cannot be assured that it will be on terms that enhance the value of our common shares.

IF WE COMPLETE A FINANCING THROUGH THE SALE OF ADDITIONAL SHARES OF OUR COMMON STOCK IN THE FUTURE, THEN OUR STOCKHOLDERS WILL EXPERIENCE DILUTION.

The most likely source of future financing presently available to us is through the sale of shares of our common stock. Any sale of common stock will result in dilution of equity ownership to stockholders. This means that if we sell shares of our common stock, more shares will be outstanding and each stockholder will own a smaller percentage of the shares then outstanding. To raise additional capital we may have to issue additional shares, which may substantially dilute the interests of stockholders. Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments.

THERE IS NO MARKET FOR OUR COMMON STOCK, WHICH LIMITS OUR STOCKHOLDERS ABILITY TO RESELL THEIR SHARES OR PLEDGE THEM AS COLLATERAL.

There is currently no public market for our shares, and we cannot assure you that a market for our stock will develop. Consequently, investors may not be able to use their shares for collateral or loans and may not be able to liquidate at a suitable price in the event of an emergency. In addition, investors may not be able to resell their shares at or above the price they paid for them or may not be able to sell their shares at all.

IF A PUBLIC MARKET FOR OUR STOCK IS DEVELOPED, FUTURE SALES OF SHARES COULD NEGATIVELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

If a public market for our stock is developed, then sales of Common Stock in the public market could adversely affect the market price of our Common Stock. There are at present 14,750,000 shares of Common Stock issued and outstanding.

OUR STOCK IS A PENNY STOCK. TRADING OF OUR STOCK MAY BE RESTRICTED BY THE SEC'S PENNY STOCK REGULATIONS AND THE NASD'S SALES PRACTICE REQUIREMENTS, WHICH MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

The Company's common shares may be deemed to be "penny stock" as that term is defined in Regulation Section "240.3a51-1" of the Securities and Exchange Commission (the "SEC"). Penny stocks are stocks: (a) with a price of less than U.S. $5.00 per share; (b) that are not traded on a "recognized" national exchange; (c) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ - where listed stocks must still meet requirement (a) above); or
(d) in issuers with net tangible assets of less than U.S. $2,000,000 (if the issuer has been in continuous operation for at least three years) or U.S. $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than U.S. $6,000,000 for the last three years.

Moreover, Regulation Section "240.15g-9" of the SEC requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker dealer to: (a) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (b) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (c) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in
(ii) above; and (d) receive a signed and dated copy of such statement from the investor confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in the Company's common shares to resell their common shares to third parties or to otherwise dispose of them. Stockholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, dated April 17, 1991, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:


     (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer

     (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases

     (iii)boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons

     (iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers

     (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. Forward-looking statements in this prospectus include, among others, statements regarding our capital needs, business plans and expectations. Such forward-looking statements involve assumptions, risks and uncertainties regarding, among others, the success of our business plan, availability of funds, government regulations, operating costs, our ability to achieve significant revenues, our business model and products and other factors. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict",
"potential" or "continue", the negative of such terms or other comparable terminology. These forward-looking statements address, among others, such issues as:

     >> the amount and nature of future exploration, development and other capital expenditures,
     >>   mining claims to be drilled,
     >>   future earnings and cash flow,
     >>   development projects,
     >>   exploration prospects,
     >>   drilling prospects,
     >>   development and drilling potential,
     >>   business strategy,
     >>   expansion and growth of our business and operations, and
     >>   our estimated financial information.

In evaluating these statements, you we believe that it is important that you consider various factors, including the assumptions, risks and uncertainties outlined in this prospectus under "Risk Factors". These factors or any of them may cause our actual results to differ materially from any forward-looking statement made in this prospectus. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding future events, our actual results will likely vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. The forward-looking statements in this prospectus are made as of the date of this prospectus and we do not intend or undertake to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

USE OF PROCEEDS TO ISSUER

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling stockholder.

DETERMINATION OF OFFERING PRICE

The shares of common stock covered by this prospectus will be offered for sale at a fixed price of $0.001 per share. As the Company has yet to generate any revenue, and has not begun business operations, the Company has deemed its par value to be an appropriate offering price.

DILUTION

The common stock to be sold by the selling stockholder is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to stockholders.

SELLING SECURITY HOLDER

Edwin G. Morrow   Chief Executive Officer, Chief Financial Officer,
                  President, Secretary, Treasurer and Director
                  (Principal Executive Officer and Principal Accounting Officer)

Amount of shares owned                 14,750,000 (100% of issued) shares of
By Mr. Morrow prior to the             common stock.
offering.

Securities offered                     7,000,000 (47.5% of issued) shares of
                                       common stock

Selling stockholder(s)                 Edwin Morrow

Offering price                         $0.001 per share

Shares outstanding prior to the
offering                               14,750,000 shares of common stock

Shares to be outstanding after the
offering                               14,750,000 shares of common stock

Percentage of the class to be owned    52.5%
by selling stockholder after the
offering

Use of proceeds                        The Company will not receive any proceeds
                                       from the sale of the common stock by the selling stockholder.

PLAN OF DISTRIBUTION

The selling stockholder or their donees, pledges, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, distribution or otherwise, may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales will be at par value $0.001. The Company has not yet applied for quotation on any stock exchange, market, or trading facility. The selling stockholder may use any one or more of the following methods when selling shares:

     >> ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
     >> block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     >> purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;
     >>   an  exchange  distribution  following  the  rules  of  the  applicable exchange;
     >>   privately negotiated transactions;
     >> short sales that are not violations of the laws and regulations of any state of the United States;
     >> through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
     >> broker-dealers may agree with the selling stockholder to sell a specified number of such shares at par value $0.001; and
     >>   a combination of any such methods of sale or any other lawful method.

The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholder to include the pledgee, transferee or other successors-in-interest as selling stockholder under this prospectus. The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholder also may sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholder also may enter into option or other transactions with broker-dealers or other financial institutions for the creation of one or more derivative securities which require the delivery to the broker-dealer or other financial institution of shares offered by this prospectus, which shares the broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect the transaction).

The aggregate proceeds to the selling stockholder from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. A selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholder and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein will be deemed an "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares will be underwriting discounts and commissions under the Securities Act. A selling stockholder that is an "underwriter" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholder, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer, will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledges or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. The Company will file a Rule 424(b) prospectus supplement to post-effectively update the selling shareholder table to reflect a transfer from a previously identified selling shareholder.

REGULATION M

We plan to advise the selling stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates.
Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Accordingly, the selling stockholder are not permitted to cover short sales by purchasing shares while the distribution it taking place. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. In addition, we will make copies of this prospectus available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

STATE SECURITIES LAWS

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

EXPENSES OF REGISTRATION

We are bearing substantially all costs relating to the registration of the shares of common stock offered hereby. These expenses are estimated to be $6,240.39, including, but not limited to, legal, accounting, printing and mailing fees. The selling stockholder, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of such shares common stock.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The authorized capital stock of the Company at the end of the audited period on November 30, 2010, consists of 75,000,000 shares of common stock, par value $0.001 per share, of which there are 14,750,000 shares issued and outstanding. The following summarizes provisions of the Company's capital stock.

COMMON STOCK

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders; have no preemptive rights; have no conversion or redemption rights or sinking fund; do not have cumulative voting rights; and share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of a liquidation, dissolution or winding up of the company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

DIVIDENDS

Dividends, if any, will be contingent upon the Company's revenues and earnings, if any, and capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of the Company's Board of Directors. The Company presently intends to retain all earnings, if any, and accordingly the Board of Directors does not anticipate declaring any dividends.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Our audited financial statements as of November 30, 2010 have been audited by Madsen & Associates CPA's, Inc. as set forth in its report. The financial statements have been included in reliance upon the authority of Madsen & Associates CPA's, Inc. as experts in accounting and auditing.

COUNSEL

Mr. Frederick C. Bauman, Attorney at Law, of Rosenfeld & Rinato, 9029 S. Pecos Road, Suite 2800, Henderson, NV 89074, has provided an opinion upon certain matters relating to the legality of the common stock offered hereby for us.

INFORMATION WITH RESPECT TO THE REGISTRANT

We have not previously been subject to the reporting requirements of the Securities and Exchange Commission. We have filed with the Commission a registration statement on Form S-1 under the Securities Act with respect to the shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our securities and us you should review the registration statement and the exhibits and schedules thereto. Statements made in this prospectus regarding the contents of any contract or document filed as an exhibit to the registration statement are not necessarily complete. You should review the copy of such contract or document so filed.

You can inspect the registration statement and the exhibits and the schedules thereto filed with the commission, without charge, at the office of the Commission at 100 F Street, NE, Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the commission at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission maintains a web site on the Internet that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov

DESCRIPTION OF BUSINESS

Monte Resources Inc. was incorporated in the State of Nevada on April 19, 2010. The Company was incorporated for the sole purpose of engaging in mineral exploration. It has always maintained the same business plan from inception to present. Since inception, the Company has not filed for bankruptcy, receivership or similar proceeding; and there has not been any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

Monte Resources Inc., which is also referred to herein as Monte or the Company, is engaged in the exploration for molybdenite and other minerals The Company has acquired a molybdenite prospect consisting of sixteen (16) claim units located about three (3) kilometers southwest of the town of Westwold, British Columbia, Canada. The total claim area is approximately 617 hectares. We refer to these mining claims as the Monte Property.

The Company was incorporated for the purpose of exploring mineral claims in North America. The short-term strategy of the Company is to explore and further develop the Monte property and to explore its commercial viability. The long-term strategy of the Company is to continue to acquire additional mineral claims that complement its core business.

We are an exploration stage company and we cannot provide assurance to investors that our mineral claims contain a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is done and an economic evaluation based on such work concludes economic feasibility.

PROPERTY ACQUISITION DETAILS

Monte Resources Inc. purchased the Monte Property for USD $8,500.


Land Status, Location and Access, Topography




           [MAP SHOWING LAND STATUS, LOCATION AND ACCESS, TOPOGRAPHY]

Land Status:  the Monte Property  comprises  three MTO mineral  claims  totaling
617.329 hectares.

Tenure No.    Claim Name     Map No.    Issue Date     Good to Date    Area (ha)
----------    ----------     -------    ----------     ------------    ---------

595538        KENALLAN        082L     Dec 5, 2008     2012/Feb/28        82.303
681143        KENALLAN 2      082L     Dec 8, 2009     2012/Feb/28        82.318
753342        KENALLAN 3      082L     Apr 20, 2010    2012/Apr/20       452.708
                                                       TOTAL             617.329

Location and Access: The Monte Property is located approximately three kilometers by road southwest of the town of Westwold, British Columbia. Westwold is located on highway 97, approximately 48 kilometers from Kamloops. Access is available by paved road from Westwold and thence over logging routes on the property using a 4 WD vehicle. Several campsite locations with good water supplies can be found on or near the property. Supplies and services are available in Westwold, Kamloops and Vernon.



                       [MAP SHOWING LOCATION AND ACCESS]






Topography: the Monte Property covers the southeast facing slope along the west side of the Salmon River. The terrain is rugged. Elevations over the ground vary between 800 and 1,500 meters above sea level. The known molybdenite showings are located in the central sector of the claim at about the 850-875 meter elevation. The climate is typical of the interior of BC, generally mild and dry overall with some snowfall in the winter months. The summers are usually hot with limited precipitation. Vegetation is a sparse growth of coniferous forest, mostly consisting of pine.

REGIONAL AND LOCAL GEOLOGICAL SETTING

The claim group is underlain by Tertiary volcanic of the Kamloops group, a portion of which have been eroded to expose a small window of older rocks. These older rocks consist of Cache Creek sediments intruded by a small granitic stock. A portion of the property dealt with in this report lies completely within the area of the Cache Creek rocks.

The area is underlain by a sequence of fine grained cherty silt stones and argillites in places converted to hornfels, and several bands of recrystallized limestone which strike slightly east and west of north and dip moderately to the west.

Portions of the limestone have been converted to skarn. The skarn is primarily found in two zones which parallel the general altitude of the sediments. The skarn varies from less than a foot to over 8 feet in thickness, pinching and swelling over short distances. It is a greenish-brown rock made up predominantly of diopside and garnet with lesser quartz, calcite and wollastonite.

The metasediments are cut by a number of irregular `dikes' of granitic rock which varies from pegmatitic granite to granodiroite, and quartz diorites. These `dikes" are considered to be apophyses of the small stock which outcrops somewhat north of the map area.

It appears that the limy zones are more resistant to both amalgamations by the intrusive, as well as present day erosion. This is exemplified by the limy ridges extending into the intrusive stock, while topographically lower areas, the less limy rock types, indicate the intrusive's facility in assimilating the silty rocks, as these areas extend as empayments into these metasediments.

The limestone quarry, at the northeast corner of the Monte Property derived its white rock from a north-south trending ridge of coarsely crystallized rock which at its northern extremity contact with the granitic intrusive. The contact is intensely altered to skarn.

The west side of the Monte Property shows a southerly leading road, which follows a valley. A steep vertical western aspect of the white bluff appears to be aligned with this valley. Drilling indicates that a well developed fault zone contacts younger volcanic rocks (to the west) with older sediments underlying a low lying ridge (to the east). This zone appears to underlie the valley, and exhibits its attitude at the quarry wall. There is presence of a granitic intrusive along the north portion of the Monte Property.

Molybdenite and lesser chalcopyrite are found irregularly distributed in the skarn. The molybdenite occurs as clusters of coarse books and rosettes as well as finely disseminated grains. Chalcopyrite is found as small disseminated grains as well as larger blebs.

The mineralization is principally found in two narrow zones which are separated by about 500 feet of barren sediments. The east zone is about 800 feet long and has been explored by eight prospect pits and 30 to 40 foot incline near the northeast corner of the Monte Property. The mineral bearing skarn varies from about 6 feet to less than one food in width; however it is not mineralized over the entire strike length.

The west zone is about 1,100 feet long and has been exposed by numerous pits, two bulldozer trenches, an adit, and a 20-40 foot inclined shaft. The skarn varies from about 6 inches to more than 8 feet and molybdenite and copper are irregularly distributed there being many barren areas between the mineralized lenses.

Both of these skarn lenses appear to die out to the south, although crystalline limestone banks extend some distance beyond the limits of the skarn. To the north, the skarn extends some distance beyond the Monte Property.

Minor amounts of molybdenum were found in two of the intrusive `dikes' near the north boundary of the Monte Property. This is significant as it indicates that the source of all molybdenum and copper mineralization was probably the intrusive stock outcropping to the north of the Monte Property. Minor pyrite and pyrrhotite were found in some of the intensely hornfels sediments.

A grab sample of garnet rich skarn and hornfels sediment from a rock dump in the vicinity of the collars of D.D. Holes 80-2 and 80-3. The sample assayed as follows:

          Mineral                          Amount
          -------                          ------
          Gold                          0.002 ounces/st
          Silver                        0.10 ounces/st
          Copper                        0.02%
          Molybdenum                    0.038%

The widespread occurrence, albeit low tenor, of molybdenite in the roof pendant, garnet rich skarn zones and the observation that molybdenite was found in a granitoid dyke suggest that the basement granitic intrusive are the source of the molybdenum mineralization.

PREVIOUS WORK AND COST ESTIMATES OF EXPLORATION PROGRAMS

The present Monte Property claim area was originally discovered in the late 1890's. Since that time it has been known as the Kenallen property and has been the subject of interest by several mining companies.

Following the discovery, test pitting, trenching and two small shafts have been sunk on the two zones of molybdenite mineralization. John S. Stevenson gave a detailed account of the showings in British Columbia Mines Bulletin No. 9 in 1939. Prior to this in 1925, the Mines Branch at Ottawa had examined this showing and the description by V.L. Eardley-Wilmot is given in Bulletin 592.

J.A. Millican described the property in a report on the GUS and CHIP claims and recommended a program of deep drilling.

In 1964, Northwest Ventures Ltd. Optioned what was then known as the BRENDA group covering the Monte Property area. This company trenched the molybdenite zones and drilled a total of about 300 meters diamond drilling in two holes.

Moly-Win Mines Ltd. Optioned the ground in 1966 which was then known as the WIN group under the direction of DR. H.A Quin. Subsequently, Dresser Industries was reported to have carried out geological, geochemical and magnetometer surveys over the mineralized zones under the direction of James M. Dawson.

Agricultural limestone has been produced in limited quantities from a quarry at the north end of the West Zone of the molybdenite mineralization in the area of diamond drill holes 80-7 and 80-8. This work was reported done by the Kamloops Marble Company.

John C. Turner did rock trenching over the west zone in the spring of 1978 and James W. McLeod reported on the property in June 1978 with a recommendation for a program of 1,200 meters of diamond drilling in shallow 100 meter holes.

Denar Mines Ltd. Optioned the Monte Property in 1979 and commenced a program of diamond drilling. That year, two holes totaling 184 meters of diamond drilling were completed. In the spring of 1980, Denar Mines drilled fourteen NQ core size diamond drill holes totaling 1,155 meters for a total of 1,330 meters during the period September 1979 through July 1980. The program in 1980 was directed by G.E.A. von Rosen, P.Eng.

The Monte Property claim is considered under-explored. Mr. Morrow has determined that the following programs should be undertaken in order to more fully explore the property.


PHASE 1
Geochemical soil survey for molybdenum and copper. 10 days on site, two days travel, three days report preparation.

Senior Geologist -10 days @ $1,000/day                               $ 10,000
Consultant/Project Manager - 10 days @ $800/day                      $  8,000
Blaster/Geological Assistant - 7 days @ $350/day                     $  2,450
Truck rental - 1000 km @ $ 0.75/km inclusive                         $    750
Boat Rental with fuel - 7 days@ $150.00/day                          $  1,050
Rock samples - 50 @ $50.00 per sample                                $  2,500
BC Ferries                                                           $    300
Per Diem (with camp rental) - 21 man-days @ $125.00/day              $  2,625
Misc. sampling and field supplies                                    $    750
Report and reproduction costs                                        $  1,500
                                                                     --------
TOTAL                                                                $ 29,925
                                                                     ========

PHASE 2
Construction of a 10 km cutline geophysical grid
(EM, Magnetometer), geochemical soil sampling,
staking additional claims.                                           $ 75,000

PHASE 3
1000  metres of diamond  drilling @ $100.00 per metre,
geological  supervision, camp and supplies, transportation,
assays, report and other ancillary costs.                            $230,000
                                                                     --------

TOTAL                                                                $334,925
                                                                     ========

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to conduct all mineral exploration activities in accordance with government regulations. Such operations are subject to various laws governing land use, the protection of the environment, production, exports, taxes, labor standards, occupational health, waste disposal, toxic substances, well safety and other matters. Unfavorable amendments to current laws, regulations and permits governing operations and activities of resource exploration companies, or more stringent implementation thereof, could have a materially adverse impact and cause increases in capital expenditures which could result in a cessation of operations.

EMPLOYEES

At present, we have no employees. We anticipate that we will be conducting most of our business through agreements with consultants and third parties.

OVERVIEW OF THE EXPLORATION AND MINING PERMIT REQUIREMENTS FOR COMPANIES OPERATING IN BRITISH COLUMBIA.

Two types of applications can be made to obtain a Mines Act Permit:

     *    EXPLORATION AND SMALL MINES
          - A `Notice of Work' (NOW) is filed with the Mining Operations Branch District Manager for coal or mineral exploration programs and for approvals of placer mining, or sand and gravel pits and quarries in accordance with the Act.

     *    MAJOR MINES
          - A detailed `Mine Plan and Reclamation Program' must be submitted to the Mining Operations Branch Regional Manager for proposed coal or hardrock mineral mines, major expansions or modifications of producing coal and hardrock mineral mines, and large pilot projects, bulk samples, trial cargoes or test shipments. Information requirements for these applications are summarized in the Act. Mines Act permit applications are required whether or not proposed developments fall under the Environmental Assessment Act ("EAA").

Permit applications for projects under the EAA may be submitted concurrently with the Project Report; however, a Project Approval Certificate must be obtained prior to Mines Act permit issuance. No work is permitted on a mine site without a valid Mines Act Permit.

MAJOR MINE PERMIT APPLICATION INFORMATION REQUIREMENTS

In general, the information requirements under the Code for a Major Mine Mines Act permit application include the following:

     1.   a map or airphoto showing the location and extent of the mine;
     2. particulars of the design, construction, operation and closure of mine components, taking into consideration the safety of the public, mine workers, and the protection of the environment;
     3. particulars of the nature and present uses of the land to be used for the mine;
     4. particulars of the nature of the mine and the extent of the area to be occupied by the mine;
     5. a program for the protection and reclamation of the land and watercourses during the construction and operational phases of the mining operation;
     6. a conceptual final reclamation plan for the closure or abandonment of the mining operation;
     7. an estimate of the annual cost of outstanding reclamation obligations over the planned life of the mine including the cost of long-term monitoring and abatement; and
     8.   any other relevant information that may be required by an Inspector.

DESCRIPTION OF PROPERTY

Our  offices  are located at 1002  Ermine  Court,  South Lake  Tahoe,  CA 96150.
Telephone: (530) 721-1584. Our mailing address is PO Box 9963, South Lake Tahoe, CA 96158.

LEGAL PROCEEDINGS

The Company is not a party to any legal proceeding. No property of the Company is the subject of a pending legal proceeding.

MARKET PRICE OF DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

DIVIDENDS

The Company has never paid cash dividends on common stock, and does not expect to pay such dividends in the foreseeable future.

MARKET INFORMATION

The Company's common shares do not trade and are not listed or quoted on any public market.

STOCKHOLDERS

There is one stockholder of the Company's common stock.

MANAGEMENTS DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and the notes to those statements included elsewhere in this prospectus. In addition to the historical consolidated financial information, the following discussion and analysis contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this prospectus.

PLAN OF OPERATIONS


Our business plan is to proceed with the exploration of the Monte Property to determine whether there is any potential for copper, molybdenite or other metals located on the properties that comprise the mineral claims. If the Company is successful in raising adequate capital through private placements or debt financing, the Company anticipates completing the first phase in Spring 2012 and commencing the Second and Third phases in the Summer of 2012. We have decided to proceed with the exploration program recommended by the geological report. We anticipate that the three phases of the recommended geological exploration program will cost approximately $29,925, $75,000 and $230,000 respectively. Currently we have $2,209 in cash and cannot commence exploration until sufficient funds have been raised. The lack of cash has kept us from conducting any exploration work on the property. If the Company is unsuccessful in raising the capital to commence its exploration program, the Company will be required to pay a government fee of $2,468.65 in order to keep the claims valid. The Company currently has enough cash on hand to pay this fee.


We anticipate that we will incur the following expenses over the next twelve months:

     >> $2,468.65 to be paid to the British Columbia Provincial Government to keep the claims valid;
     >> $29,925 in connection with the completion of Phase 1 of our planned geological work program;
     >> $75,000 in connection with the completion of Phase 2 of our planned geological work program;
     >>   $230,000 for Phase 3 of our planned geological work program; and
     >> $65,000 for operating expenses, including professional legal and accounting expenses associated with compliance with the periodic reporting requirements after we become a reporting issuer under the Securities Exchange Act of 1934, but excluding expenses of the offering.

If we determine not to proceed with further exploration of our mineral claims due to a determination that the results of our initial geological program do not warrant further exploration or due to an inability to finance further exploration, we plan to pursue the acquisition of an interest in other mineral claims. We anticipate that any future acquisition would involve the acquisition of an option to earn an interest in a mineral claim as we anticipate that we would not have sufficient cash to purchase a mineral claim of sufficient merit to warrant exploration. This means that we might offer shares of our stock to obtain an option on a property. Once we obtain an option, we would then pursue finding the funds necessary to explore the mineral claim by one or more of the following means: engaging in an offering of our stock; engaging in borrowing; or locating a joint venture partner or partners.

RESULTS OF OPERATIONS

We have not yet earned any revenues. We anticipate that we will not earn revenues until such time as we have entered into commercial production, if any, of our mineral properties. We are presently in the pre-exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our properties, or if such resources are discovered, that we will enter into commercial production of our mineral properties.

LIQUIDITY AND CAPITAL RESOURCES

The company has current assets of $2,209 consisting only of cash as of August 31, 2011 ($5,109 as of November 30, 2010). The Company has incurred a net loss of $13,488 for the period from April 19, 2010 (inception) to August 31, 2011 ($9,641 for the period from April 19, 2010 (inception) to November 30, 2010). Income represents all of the company's revenue less all its expenses in the period incurred. The Company has no revenues as of August 31, 2011 or November 30, 2010 and has incurred expenses of $13,488 since inception ($9,641 since inception to November 30, 2010). There are liabilities of $947 as of August 31, 2011 (no current or long-term liabilities as of November 30, 2010). The company issued to the founder 14,750,000 common shares of stock for $14,750. As of August 31, 2011 and November 30, 2010, there are Fourteen Million, seven hundred and fifty thousand (14,750,000) shares issued and outstanding at a value of $0.001 per share. There are no preferred shares authorized. The Company has no stock option plan, warrants or other dilutive securities.


With its current assets, the Company can remain operational through 2011 if it does not complete Phase 1 of its program and only pays the government fees to keep the claims valid. However, the Company plans to raise the capital necessary to fund our business through a private placement and public offering of our common stock. The Company intends to work directly with private placees once this registration statement is declared effective. The Company anticipates that they will have either a private placement or additional funding from its founder by Spring 2012 in order to conducts its operations.


Based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for at least the next twelve months. In addition, we do not have sufficient cash and cash equivalents to execute our operations for at least the next twelve months. We will need to obtain additional financing to operate our business for the next twelve months. We will raise the capital necessary to fund our business through a private placement and public offering of our common stock. Additional financing, whether through public or private equity or debt financing, arrangements with stockholders or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us. Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital. If we issue additional equity securities to raise funds, the ownership percentage of our existing stockholders would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

CHANGES  AND   DISAGREEMENTS   WITH  ACCOUNTANTS  ON  ACCOUNTING  AND  FINANCIAL
DISCLOSURE

For the period ended November 30, 2010, we engaged Madsen & Associates CPA's, Inc. as our principal accountant for the purposes of auditing our financial statements and for the period ended August 31, 2011 to review our financial statements.There are not and have not been any disagreements between the Company and our accountants on any matter of accounting principles, practices or financial statement disclosure.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The Company currently has no revenues. The Company's financial instruments are comprised of trade accounts receivables and payables which are subject to normal credit risks.

DIRECTORS AND EXECUTIVE OFFICERS

1. EXECUTIVE OFFICERS

The Company's Executive Officers are as follows:

     Name           Age                         Position
     ----           ---                         --------
Edwin G. Morrow     66      Chief Executive Officer, Chief Financial Officer,
                            President, Secretary, Treasurer and Director
                            (Principal Executive Officer and Principal
                            Accounting Officer)

BIOGRAPHY OF EDWIN G. MORROW


Mr. Edwin Morrow founded the Company on April 19, 2010, and has acted as its sole officer and director since inception.


From 1999 to Oct 2005, Mr. Morrow was retained the Director of Planning and Environmental affairs for Kirkwood Mountain Resort a medium sized ski resort and real estate development in the Sierra Nevada of California. This assignment involved a variety of geological, environmental and developmental activities including (a) Leaking underground fuel storage tank removal and abandonment per the local and state regulations, (b) creating subdivisions from raw private land, and overseeing the design, permitting, entitlement and early construction of access and basic utility infrastructure, (c) completed and successfully approved a new master plan for the resort, which plan provided full build-out potential for the Resorts private lands of approx 1400 units. The plans had to be shepherded through the approval process of Amador, El dorado and Alpine counties, all which have various parts of the development within their boundaries and jurisdictions. The residential lots created are designed to sell for up to $1 million each.

From Oct. 2005 through Oct 2009, in addition to mineral consulting, Mr. Morrow was contracted as the General Manager, reporting directly to the Board of Directors of the 1800 unit Tahoe Keys Property Owners Association. The Tahoe Keys, the only waterfront boat in/boat out residential development in Lake Tahoe, was in need of knowledgeable technical management and oversight of general operations. In addition to managing a private water company, the GM is responsible for maintenance operations and oversight of the many approvals, permits and environmental issues that result from the resort's several miles of waterways, marinas and waterfront development, in one of the most regulated environments in the US.

In October of 2005, Mr. Morrows contract ended, and he returned to full time consulting in the resource industries. He has been President, CEO and a Director of Liberty Coal Energy Corp, an OTC publicly held coal exploration and development company from May of 2010 to the present.

In September of 2010 and until the present, Mr. Morrow has served as President and a Director of Siga Resources Inc, an OTC publicly held precious metal exploration and development company. Siga is developing a gold Placer at Hope British Columbia

Mr. Morrow holds a Bachelor of Science in Geology from Mackay School of Mines, University of Nevada, Reno, with post graduate study in finance and mineral economics. Mr. Morrow has held positions of increasing responsibility in the mining and minerals industry, and in addition he has significant experience in real estate acquisition, planning, entitlement, permitting, and engineering and construction management.

A registered Professional Geologist, Mr. Morrow is a member of the Society for Mineral Exploration of the American Institute of Mining Engineers, has served on the Board of Directors of the California Mining Association and as an Executive Council Member of the Industry Advisory Board, University of Nevada, Reno, Mackay School of Mines.

Mr. Morrow has worked as an employee or consultant for over 35 years in exploration, development and production in the natural resources area in many commodities. Mr. Morrow managed Laminco Resources Inc, (a TSE listed public company) beginning in October of 1995 under a consulting agreement as President and Chief Operating Officer. He was named Chief Executive Officer in September of 1996. Laminco developed precious metals and copper resources in Canada, and North and South America. Laminco Resources was merged with a Norwegian public company in 2001, and he served as Chief operating officer and on the Board of Directors of the merged company until December 2005.

Prior to joining Laminco, Mr. Morrow served from 1993 to late 1995 as Director of Geology Services at Homestake Mining Company's flagship mine in Lead, South Dakota. In this position he was responsible for the mine's geology, exploration and grade control programs. The Homestake mine, in operation for over 120 years, produced in excess of 500,000 ounces of gold annually from both underground and open pit sources.

In 1981, Mr. Morrow was retained to initiate a new US based hard minerals division for Asamera Oil Inc, a Canadian Oil producer. Starting with himself and one assistant, until mid 1993 he held multiple positions with Asamera Minerals U.S., Inc., including General Manager, Minerals, and General Manager of Exploration and Acquisition. Asamera held interests in precious metals, strategic and industrial minerals projects. Asamera was working globally and had active projects in Canada, the USA, Mexico, Guatemala, West Germany, South East Asia and Australia. Under Mr. Morrow's direction, Asamera discovered and placed into production the Cannon Gold Mine in Wenatchee Washington, U.S.A. Asamera also acquired and operated the Gooseberry Mine, an underground gold/silver property near Reno, Nevada. Asamera was acquired by Gulf Canada in 1989, and the mineral operation was wound up except the Cannon mine by mid 1993.

From 1974 to 1981, Mr. Morrow held several exploration and production management positions with industrial mineral producers, Interpace refractories in California and Federal Bentonite Corporation in South Dakota, Montana and Wyoming. Mr. Morrow was responsible for multiple exploration and production operations in diverse areas, producing a variety of commodities, including high duty refractories, specialty clays for engineering and construction uses, glass sand, limestone and coal.

From mid 1970 until early 1974, Mr. Morrow was an exploration geologist with Utah Construction and Mining Co./Utah International Inc, working on uranium projects in Wyoming and the pacific northwest. During this time the Big Eagle Mine near Jeffrey City WY was discovered by the company.

Directly out of University, Mr Morrow served until mid 1970 years as Asst Manager of Sonoma International's Altoona Mine, an underground mercury producer in Northern California.


Mr. Morrow did not agree to purchase the Company's shares or serve as a director and officer with the intention to sell the enterprise to a third party looking to obtain a public reporting entity and he has no such present intention.


2. DIRECTORS

     Name             Position
     ----             --------
Edwin G. Morrow     sole Director

See biography above.

Mr. Morrow's specific experience, qualifications, attributes and skills for being a director of a mining company are as follows:

     1. Mr. Morrow holds a bachelors degree in Geology from the Mackay School of Mines at the University of Nevada, Reno, Nevada;

     2. Mr. Morrow is a registered Professional Geologist a member of the Society for Mineral Exploration of the American Institute of Mining Engineers, has served on the Board of Directors of the California Mining Association and as an Executive Council Member of the Industry Advisory Board, University of Nevada, Reno, Mackay School of Mines;

     3. Mr. Morrow has over 35 years of experience in the mining industry including:
          a.   Director,   President,   and/or  CEO  of  Zaruma  Resources  Inc.
               (previously Laminco Resources Ltd.) a Toronto Stock Exchange Company from 1995 through 2005.
          b. 1993 to late 1995 as Director of Geology Services at Homestake Mining Company's flagship mine in Lead, South Dakota;
          c. From 1981 - 1995 In 1981, Mr. Morrow held multiple positions with Asamera Minerals U.S., Inc., including General Manager, Minerals, and General Manager of Exploration and Acquisition;

     4. Currently, Mr. Morrow is serving on two other Boards for Siga Resources Inc. since late 2010 and Liberty Coal Energy Corp. since mid 2010.

     5. No events have occurred in the last 10 years that are material to the ability and integrity of Mr. Morrow.

EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE

Summary  Compensation  Table
(All figures are in US dollars)

The following table sets forth the overall compensation earned in the fiscal year that will end November, 2010 and from January 1, 2011 till May 15, 2011 by
(1) each person who served as the principal executive officer of the Company for fiscal year 2010; (2) the Company's most highly compensated executive officers with compensation of $100,000 or more during 2010 fiscal year; and (3) those individuals, if any, who would have otherwise been in included in section (2) above but for the fact that they were not serving as an executive of the Company as of MONTE.

                                                                                 Non-Equity      Nonqualified
 Name and                                                                        Incentive         Deferred
 Principal                 Fiscal                         Stock       Option        Plan         Compensation     All Other
 Position                   Year   Salary($)  Bonus($)   Awards($)   Awards($)  Compensation($)   Earnings($)   Compensation($)
 --------                   ----   ---------  --------   ---------   ---------  ---------------   -----------   ---------------
Edwin G. Morrow             2010      Nil        Nil        Nil         Nil           Nil             Nil             Nil
Chief Executive             and
Officer, Chief          2011 up to
Financial Officer,     November 30, 2011
President, Secretary,
Treasurer and
Director
(Principal Executive
Officer and Principal
Accounting Officer)


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS


As of December 16, 2011, there were Fourteen Million Seven Hundred and Fifty Thousand (14,750,000) shares of common stock issued and outstanding.


(1) This table is based on Fourteen Million Seven Hundred and Fifty Thousand (14,750,000) shares of common stock issued and outstanding.

As of the date of this prospectus, we had the following security holder holding greater than 5%:

                                                            Percentage of Class
                                                            -------------------
Name & Address of Owner and         Amount and Nature of     Before      After
   Position if Applicable           Beneficial Ownership    Offering   Offering
   ----------------------           --------------------    --------   --------
Edwin G. Morrow                         14,750,000            100%       52.5%
1002 Ermine Court
South Lake Tahoe, CA 96150
Chief Executive Officer,
Chief Financial Officer,
President, Secretary, Treasurer
and Director (Principal Executive
Officer and Principal Accounting
Officer)

Total Officers, Directors &             14,750,000            100%       52.5%
 Significant Shareholders as a
 group

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

As of the date of this statement, the Company has entered into an agreement whereby it has sold 14,750,000 shares to its founder for total proceeds of $14,750.

There are no, and have not been since inception, any other material agreements or proposed transactions, whether direct or indirect, with any of the following:

     *    Any of our directors or officers;
     *    Any nominee for election as a director;
     * The principal security holder(s) identified in the preceding Security Ownership of Certain Beneficial Owners and Management " section; or
     * Any relative or spouse, or relative of such spouse, of the above referenced persons;
     *    Any promoters.

The Company is paying the costs of this offering on behalf of our founder who is the selling shareholder. The Company is anticipating that once the company becomes reporting, it will be more attractive to potential investors. As a result, the Company has agreed to pay the costs of this registration statement.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and
Stockholders of Monte Resources Inc.
(a Pre-Exploration Stage Company)

We have audited the accompanying balance sheets of Monte Resources Inc. (a Pre-Exploration Stage Company) at November 30, 2010 and the related statements of operations, stockholders' equity, and cash flows for period April 19, 2010 (date of inception) to November 30, 2010. Monte Resources Inc.'s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness for the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Monte Resources Inc. (a Pre-Exploration Stage Company) at November 30, 2010 and the results of its operations and its cash flows for the period April 19, 2010 (date of inception) to November 30, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company will need additional working capital for its planned activity, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in the notes to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Madsen & Associates CPA's, Inc.
--------------------------------------------
Madsen & Associates CPA's, Inc.
Salt Lake City, Utah
February 25, 2011

                              MONTE RESOURCES INC.
                          Pre-exploration Stage Company
                                  BALANCE SHEET
                                November 30, 2010
--------------------------------------------------------------------------------


                                                                    November 30,
                                                                       2010
                                                                     --------
ASSETS

CURRENT ASSETS
  Cash                                                               $  5,109
                                                                     --------

TOTAL CURRENT ASSETS                                                    5,109
                                                                     --------

      TOTAL ASSETS                                                   $  5,109
                                                                     ========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                                   $     --
                                                                     --------

TOTAL CURRENT LIABILITIES                                                  --
                                                                     --------
STOCKHOLDERS' EQUITY
  Common stock
    75,000,000 shares authorized, at $.001 par value
    14,750,000 shares issued and outstanding on November 30, 2010      14,750
  Accumulated deficit during the pre-exploration stage                 (9,641)
                                                                     --------

Total Stockholders' Equity                                              5,109
                                                                     --------

      Total Liabilities and Stockholders' Equity                     $  5,109
                                                                     ========


    The accompanying notes are an integral part of these financial statements

                              MONTE RESOURCES INC.
                          Pre-exploration Stage Company
                             STATEMENT OF OPERATIONS
                                 For the Period
             April 19, 2010 (date of inception) to November 30, 2010
--------------------------------------------------------------------------------

                                                              Inception to
                                                               November 30,
                                                                  2010
                                                               ----------

REVENUES                                                       $       --
                                                               ----------
EXPENSES
  Impairment loss on mineral claim (Note 3)                         8,500
  Administrative                                                    1,141
                                                               ----------

NET LOSS                                                       $   (9,641)
                                                               ==========

NET LOSS PER SHARE (BASIC AND DILUTED)                         $    (0.00)
                                                               ==========
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
 (BASIC AND DILUTED)                                            1,912,111
                                                               ==========


    The accompanying notes are an integral part of these financial statements

                              MONTE RESOURCES INC.
                          Pre-exploration Stage Company
                        STATEMENT OF STOCKHOLDERS' EQUITY
     For the Period April 19, 2010 (date of inception) to November 30, 2010
--------------------------------------------------------------------------------

                                                         Common Stock
                                                     ---------------------      Contributed     Accumulated
                                                     Shares         Amount        Capital         Deficit
                                                     ------         ------        -------         -------
BALANCE APRIL 19, 2010 (date of inception)                --       $     --       $     --       $     --

Issuance of common stock for cash
 at $.001                                         14,750,000         14,750             --             --

Net loss - period ended November 30, 2010                 --             --             --         (9,641)
                                                  ----------       --------       --------       --------

BALANCE NOVEMBER 30, 2010                         14,750,000       $ 14,750       $     --       $ (9,641)
                                                  ==========       ========       ========       ========


    The accompanying notes are an integral part of these financial statements

                              MONTE RESOURCES INC.
                          Pre-exploration Stage Company
                             STATEMENT OF CASH FLOWS
     For the Period April 19, 2010 (date of inception) to November 30, 2010
--------------------------------------------------------------------------------

                                                              Inception to
                                                               November 30,
                                                                  2010
                                                                --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                      $ (9,641)
  Adjustments to reconcile net loss to
   net cash provided by operating activities
     Impairment loss on mineral claim                              8,500
                                                                --------

Net Cash Flows Used in Operating Activities                       (1,141)
                                                                --------

CASH FLOWS FROM INVESTING ACTIVITIES
  Investment in mineral claim                                     (8,500)
                                                                --------

Net Cash Flows Used in Investing Activities                       (8,500)

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of common stock                          14,750
                                                                --------
                                                                  14,750

Net Cash Flows Provided by Financing Activities
                                                                --------

Net Change in Cash                                                 5,109

Cash at Beginning of Period                                           --
                                                                --------

Cash at End of Period                                           $  5,109
                                                                ========


   The accompanying notes are an integral part of these financial statements.

                              MONTE RESOURCES INC.
                          Pre-exploration Stage Company
                          NOTES TO FINANCIAL STATEMENTS
                                November 30, 2010
--------------------------------------------------------------------------------

1. ORGANIZATION

The Company was incorporated under the laws of the state of Nevada on April 19, 2010 and as of November 30, 2010, has 75,000,000 authorized common shares with a par value of $0.001.

The company was organized for the purpose of acquiring and exploring mineral claims. The Company has a November 30 fiscal year and is in the pre-exploration stage.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ACCOUNTING METHODS

The Company recognizes income and expenses based on the accrual method of accounting.

DIVIDEND POLICY

The Company has not yet adopted a policy regarding payment of dividends.

INCOME TAXES

The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recorded, when it is more likely than not, that such tax benefits will not be realized.

On November 30, 2010, the Company had a net operating loss available for carry-forward of $9,641. The income tax benefit of approximately $3,300 from the carry-forward has been fully offset by a valuation reserve because the use of the future tax benefit is doubtful since the Company has been unable to project a reliable estimated net income for the future. The net operating loss will expire starting in 2030.

                              MONTE RESOURCES INC.
                          Pre-exploration Stage Company
                          NOTES TO FINANCIAL STATEMENTS
                                November 30, 2010
--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

FINANCIAL AND CONCENTRATIONS RISK

The Company has no financial and concentration risks.

BASIC AND DILUTED NET INCOME (LOSS) PER SHARE

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of any common share rights unless the exercise becomes anti-dilutive and then only the basic per share amounts are shown in the report.

STATEMENT OF CASH FLOWS

For the purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

FOREIGN CURRENCY TRANSLATIONS

Part of the transactions of the Company were completed in Canadian dollars and have been translated to US dollars as incurred, at the exchange rate in effect at the time, and therefore, no gain or loss from the translation is recognized. The functional currency is considered to be US dollars.

REVENUE RECOGNITION

Revenue will be recognized on the sale and delivery of a product or the completion of a service provided.

                              MONTE RESOURCES INC.
                          Pre-exploration Stage Company
                          NOTES TO FINANCIAL STATEMENTS
                                November 30, 2010
--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

ESTIMATES AND ASSUMPTIONS

Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of financial instruments are considered by management to be their estimated fair values due to their short term maturities.

MINERAL PROPERTY COSTS

Mineral property acquisition costs are initially capitalized when incurred. These costs are then assessed for impairment when factors are present to indicate the carrying costs may not be recoverable. Mineral exploration costs are expensed when incurred.

ENVIRONMENTAL REQUIREMENTS

At the report date environmental requirements related to the mineral claim acquired are unknown and therefore any estimate of any future cost cannot be made.

RECENT ACCOUNTING PRONOUNCEMENTS

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

                              MONTE RESOURCES INC.
                          Pre-exploration Stage Company
                          NOTES TO FINANCIAL STATEMENTS
                                November 30, 2010
--------------------------------------------------------------------------------

3. INVESTMENT IN MINING PROPERTIES

The Company has entered into an Asset Purchase Agreement to acquire three mining claims near Merritt, British Columbia, Canada for $8,500. The size of these claims is approximately 617 hectares. The mining claims will expire unless renewed in February 2011 and in April 2011. The mining regulations call for annual fees of $4 per hectare for the first three years and $8 per hectare thereafter. Payment can also be made by way of qualified work on the property.

Tenure No.   Claim Name     Map No.    Issue Date    Good to Date    Area (ha)      Annual fees
----------   ----------     -------    ----------    ------------    ---------      -----------
 595538       KENALLAN       082L     2008/Dec/05     2012/Feb/28      82.303       $  329.21
 681143       KENALLAN 2     082L     2009/Dec/08     2012/Feb/28      82.318          329.21
 753342       KENALLAN 3     082L     2010/Apr/20     2011/Apr/20     452.708        1,810.23
                                                    Total             617.329 Ha    $2,468.65
Expenditures
Claim Name            Mining Claims        Exploration        Total
----------            -------------        -----------        -----

Kenallan Claims         $8,500               $   --          $8,500

4. CAPITAL STOCK

From its inception the Company has issued 14,750,000 common shares for total proceeds of $14,750.

5. SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

Officer-directors have acquired 100% of the Company's outstanding common stock.

6. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company does not have sufficient working capital for its planned activity, which raises substantial doubt about its ability to continue as a going concern.

Continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective through short term loans from an officer-director, and additional equity investment, which will enable the Company to continue operations for the coming year.

                              MONTE RESOURCES INC.
                          Pre-exploration Stage Company
                                  BALANCE SHEET
                                 August 31, 2011
--------------------------------------------------------------------------------

                                                                       (Unaudited)
                                                                        August 31,        November 30,
                                                                          2011               2010
                                                                        --------           --------
ASSETS

CURRENT ASSETS
  Cash                                                                  $  2,209           $  5,109
                                                                        --------           --------
      Total Current Assets                                                 2,209              5,109
                                                                        --------           --------

Total Assets                                                            $  2,209           $  5,109
                                                                        ========           ========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Advances from Shareholders (Note 5)                                   $    947           $     --
                                                                        --------           --------
      Total Current Liabilities                                              947                 --
                                                                        --------           --------

STOCKHOLDERS' EQUITY
  Common stock
    75,000,000 shares authorized, at $.001 par value
    14,750,000 shares issued and outstanding on August 31,2011
    and November 30, 2010                                                 14,750             14,750
  Accumulated deficit during the pre-exploration stage                   (13,488)            (9,641)
                                                                        --------           --------
      Total Stockholders' Equity                                           1,262              5,109
                                                                        --------           --------

      Total Liabilities and Stockholders' Equity                        $  2,209           $  5,109
                                                                        ========           ========


    The accompanying notes are an integral part of these financial statements

                              MONTE RESOURCES INC.
                          Pre-exploration Stage Company
                             STATEMENT OF OPERATIONS
                                  (Unaudited)
--------------------------------------------------------------------------------

                                                                             April 19, 2010         April 19, 2010
                                                        Nine Months             (Date of               (Date of
                                                           Ended              Inception) to          Inception) to
                                                         August 31,             August 31,             August 31,
                                                           2011                   2010                   2011
                                                       ------------           ------------           ------------
REVENUES                                               $         --           $         --           $         --
                                                       ------------           ------------           ------------

EXPENSES
  Impairment loss on mineral claim (Note 3)                      --                     --                  8,500
  General an administrative                                   3,847                    963                  4,988
                                                       ------------           ------------           ------------

NET LOSS                                               $     (3,847)          $       (963)          $    (13,488)
                                                       ============           ============           ============

NET LOSS PER SHARE (BASIC AND DILUTED)                 $      (0.00)          $      (0.00)
                                                       ============           ============

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
 (BASIC AND DILUTED)                                     14,750,000              1,500,000
                                                       ============           ============


    The accompanying notes are an integral part of these financial statements

                              MONTE RESOURCES INC.
                          Pre-exploration Stage Company
                             STATEMENT OF CASH FLOWS
                                  (Unaudited)
--------------------------------------------------------------------------------

                                                                         April 19, 2010     April 19, 2010
                                                        Nine Months         (Date of           (Date of
                                                           Ended          Inception) to      Inception) to
                                                         August 31,         August 31,         August 31,
                                                           2011               2010               2011
                                                         --------           --------           --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                               $ (3,847)          $   (963)          $(13,488)
  Adjustments to reconcile net loss to net cash
   provided by operating activities
     Impairment loss on mineral claim                          --                 --              8,500
                                                         --------           --------           --------

Net Cash Flows Used in Operating Activities                (3,847)              (963)            (4,988)
                                                         --------           --------           --------
CASH FLOWS FROM INVESTING ACTIVITIES
  Investment in mineral claim                                  --                 --             (8,500)
                                                         --------           --------           --------

Net Cash Flows Used in Investing Activities                    --                 --             (8,500)
                                                         --------           --------           --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Advances from Shareholders                                  947                 --                947
  Proceeds from issuance of common stock                       --              1,500             14,750
                                                         --------           --------           --------
Net Cash Flows Provided by Financing Activities               947              1,500             15,697
                                                         --------           --------           --------
Net Change in Cash                                         (2,900)               537              2,209

Cash at Beginning of Period                                 5,109                 --                 --
                                                         --------           --------           --------

Cash at End of Period                                    $  2,209           $    537           $  2,209
                                                         ========           ========           ========


   The accompanying notes are an integral part of these financial statements.

                              MONTE RESOURCES INC.
                          Pre-exploration Stage Company
                          NOTES TO FINANCIAL STATEMENTS
                                 August 31, 2011
                                   (Unaudited)
--------------------------------------------------------------------------------


1. ORGANIZATION AND BASIS OF PRESENTATION

The Company was incorporated under the laws of the state of Nevada on April 19, 2010 and as of August 31, 2011, has 75,000,000 authorized common shares with a par value of $.001.

The company was organized for the purpose of commencing a mining operation in central British Columbia, Canada. The Company has a November 30 fiscal year and is in the pre-exploration stage.

The results of operations for the nine months ended August 31, 2011 are not necessarily indicative of the results to be expected for the year ended November 30, 2011. In management's opinion, all adjustments necessary for a fair presentation of the Company's financial statements are reflected in its financial statements, and are of a normal, recurring nature.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy

The Company has not yet adopted a policy regarding payment of dividends.

Income Taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recorded, when it is more likely than not, that such tax benefits will not be realized.

On August 31, 2011, the Company had a net operating loss available for carry-forward of $13,488. The income tax benefit of approximately $4,500 from the carry-forward has been fully offset by a valuation reserve because the use of the future tax benefit is doubtful since the Company has been unable to project a reliable estimated net income for the future. The net operating loss will expire starting in 2030.

                              MONTE RESOURCES INC.
                          Pre-exploration Stage Company
                          NOTES TO FINANCIAL STATEMENTS
                                 August 31, 2011
                                   (Unaudited)
--------------------------------------------------------------------------------


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Financial and Concentrations Risk

The Company has no financial and concentration risks.

Basic and Diluted Net Income (Loss) Per Share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of any common share rights unless the exercise becomes anti-dilutive and then the basic and diluted per share amounts are the same.

Statement of Cash Flows

For the purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

Foreign Currency Translations

Part of the transactions of the Company were completed in Canadian dollars and have been translated to US dollars as incurred, at the exchange rate in effect at the time, and therefore, no gain or loss from the translation is recognized. The functional currency is considered to be US dollars.

Revenue Recognition

Revenue will be recognized on the sale and delivery of a product or the completion of a service provided.

                              MONTE RESOURCES INC.
                          Pre-exploration Stage Company
                          NOTES TO FINANCIAL STATEMENTS
                                 August 31, 2011
                                   (Unaudited)
--------------------------------------------------------------------------------


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

Fair Value of Financial Instruments

The carrying amounts of financial instruments are considered by management to be their estimated fair values due to their short term maturities.

Mineral Property Costs

Mineral property acquisition costs are initially capitalized when incurred. These costs are then assessed for impairment when factors are present to indicate the carrying costs may not be recoverable. Mineral exploration costs are expensed when incurred.

Environmental Requirements

At the report date environmental requirements related to the mineral claim acquired are unknown and therefore any estimate of any future cost cannot be made.

Recent Accounting Pronouncements

The Company does not expect that the adoption of any recent accounting pronouncements will have a material impact on its financial statements.

                              MONTE RESOURCES INC.
                          Pre-exploration Stage Company
                          NOTES TO FINANCIAL STATEMENTS
                                 August 31, 2011
                                   (Unaudited)
--------------------------------------------------------------------------------


3. INVESTMENT IN MINING PROPERTIES

The Company has entered into an Asset Purchase Agreement to acquire three mining claims near Merritt, British Columbia Canada for CAD. The size of these claims is approximately 617 hectares. The mining claims will expire unless renewed in February 2012 and in April 2012. The mining regulations call for annual fees of $4 per hectare for the first three years and $8 per hectare thereafter. Payment can also be made by way of qualified work on the property.

Tenure No.   Claim Name     Map No.    Issue Date    Good to Date    Area (ha)      Annual fees
----------   ----------     -------    ----------    ------------    ---------      -----------
 595538       KENALLAN       082L     2008/Dec/05     2012/Feb/28      82.303       $  329.21
 681143       KENALLAN 2     082L     2009/Dec/08     2012/Feb/28      82.318          329.21
 753342       KENALLAN 3     082L     2010/Apr/20     2012/Apr/20     452.708        1,810.23
                                                    Total             617.329 Ha    $2,468.65
Expenditures
Claim Name            Mining Claims        Exploration        Total
----------            -------------        -----------        -----

Kenallan Claims         $8,500               $   --          $8,500

4. CAPITAL STOCK

From its inception the Company has issued 14,750,000 common shares for $14,750.

5. SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

Officer-directors have acquired 100% of the Company's outstanding common stock. All advances by shareholders are without interest and have no fixed terms of repayment.

6. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company does not have sufficient working capital for its planned activity, which raises substantial doubt about its ability to continue as a going concern.

Continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective through short term loans from an officer-director, and additional equity investment, which will enable the Company to continue operations for the coming year.

                 PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses to be paid by us in connection with the securities being registered are as follows:

                                                                     Amount
                                                                     ------
Securities and Exchange Commission Registration Fee.............    $    0.81
Audit Fees and Expenses.........................................     3,500.00
Legal Fees and Expenses.........................................     1,500.00
Transfer Agent and Registrar Fees and Expenses..................       400.00
Miscellaneous Expenses..........................................       840.00
                                                                   ----------
 Total..........................................................   $ 6,240.81*

----------
*  Estimated amount

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.7502 of the Nevada Revised Statutes and Article VII of our Articles of Incorporation permit us to indemnify our officers and directors and certain other persons against expenses in defense of a suit to which they are parties by reason of such office, so long as the persons conducted themselves in good faith and the persons reasonably believed that their conduct was in our best interests or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. See our Articles of Incorporation filed as Exhibit 2.1 to this registration statement.

Indemnification is not permitted in connection with a proceeding by us or in our right in which the officer or director was adjudged liable to us or in connection with any other proceeding charging that the officer or director derived an improper personal benefit, whether or not involving action in an official capacity.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

The Company issued 14,750,000 shares of common stock to the founder, Edwin G. Morrow, on April 19, 2010, at a price of $0.001 per share, for total proceeds of $14,750. These shares were issued pursuant to Section 4(2) of the Securities Act. The 14,750,000 shares of common stock are restricted shares as defined in the Securities Act. This issuance was made to the Company's founder who is a sophisticated investor. As promoter of our Company since our inception, the founder is in a position of access to relevant and material information regarding our operations.

ITEM 16. EXHIBITS

The following exhibits are included as part of this Form S-1 or are incorporated by reference to our previous filings:


Exhibit No.                        Description
-----------                        -----------

 3.1                 Articles of Incorporation*
 3.2                 Bylaws*
 5.1                 Legal Opinion of Fred Bauman, Attorney, December 30, 2011
10.1                 Asset Purchase Agreement*
23.1                 Consent of Madsen & Associates, CPA's, December 30, 2011


----------
* Incorporated by reference to the S-1 Registration Statement Filed March 14, 2011.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.


Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


The undersigned registrant hereby undertakes:

a. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     1.   To  include  any  propectus   required  by  section  10(a)(3)  of  the
          Securities Act of 1933;

     2. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     3. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                      DEALER PROSPECTUS DELIVERY OBLIGATION


Until January 27, 2012, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement Form S-1 to be signed on its behalf by the undersigned, in the City of South Lake Tahoe, CA, on January 3, 2012.


                           MONTE RESOURCES INC.


                           By: /s/ Edwin G. Morrow
                               -------------------------------------------------
                               Edwin G. Morrow,
                               Chief Executive Officer, Chief Financial Officer, (Principal Executive Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person, in the capacity and on the date indicated.


     Signature                         Title                           Date
     ---------                         -----                           ----


/s/ Edwin G. Morrow        Chief Executive Officer,              January 3, 2012
-------------------------- Chief Financial Officer, President,
Edwin G. Morrow            Secretary, Treasurer and Director
                           (Principal Executive Officer and
                           Principal Accounting Officer)